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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  November 1, 2000



                          Fairfield Communities, Inc.
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                      1-8096                     71-0390438
(State of Incorporation)           (Commission)               (I.R.S. Employer
                                   File Number)              Identification No.)

        8669 Commodity Circle, Suite 200, Orlando, Florida              32819
            (Address of principal executive offices)                 (Zip Code)


                 Registrant's telephone number:  (407) 370-5200


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

ITEM 5.  Other Events.

     Merger
     ------

     On November 1, 2000, Fairfield Communities, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cendant Corporation and Grand Slam Acquisition Corp., a subsidiary of Cendant, whereby Grand Slam Acquisition Corp. will merge with and into Fairfield with Fairfield as the surviving corporation. Following the merger, Fairfield will be a wholly owned subsidiary of Cendant.

     As more fully described in Section 2.1 of the Merger Agreement, each issued and outstanding Fairfield common share (other than shares to be cancelled and shares held by dissenters) shall be converted, at the election of the holder, into the right to receive the following:

     . If the holder has elected or is deemed to have elected to receive shares of common stock of Cendant, which are designated as CD common stock, the holder will receive 1.2500 fully paid and nonassessable shares of CD common stock in exchange for each Fairfield common share unless that initial exchange ratio is adjusted. That initial exchange ratio will be adjusted if the average trading price of shares of CD common stock is greater or less than $12.00. The "average trading price" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of CD common stock reported on the New York Stock Exchange Composite Tape for the 20 consecutive trading days ending on (and including) the trading day immediately prior to the date of the special meeting of Fairfield stockholders to consider the merger. The adjustments to the exchange ratio are as follows:

             Average Trading Price                                Exchange Ratio
------------------------------------------------  ----------------------------------------------
Equal to or greater than $13.5960                 Equal to the quotient of $16.00 divided by
                                                  the average trading price
Greater than $12.00 but less than $13.5960        Equal to 0.6250 plus the quotient of $7.5
                                                  divided by the average trading price
Equal to $12.00                                   Equal to 1.2500
Less than $12.00 but greater than $7.00           Equal to the quotient of $15 divided by the
                                                  average trading price
Equal to or less than $7.00                       Equal to 2.1428

     . If the holder has elected to receive cash, the holder will receive in exchange for each Fairfield common share $15.00 in cash, plus, if the average trading price is greater than $12.00, a fraction of a share of Cendant CD common stock which shall equal the excess of the value of the consideration paid to holders electing to receive CD common stock over $15.00, but not to exceed $1.00.

     The aggregate amount of cash which Cendant is required to pay in the merger (other than in respect of dissenting shares) shall not exceed the product of $7.50 multiplied by the number of outstanding Fairfield common shares immediately prior to the effective time of the merger. If the aggregate elections for cash consideration plus an amount of cash equal to the number of dissenting shares multiplied by the value of the stock consideration paid by Cendant exceeds the amount Cendant is required to pay in cash, the holders electing to receive cash will receive a pro rata portion of the cash to be paid by Cendant for each Fairfield common share and will receive CD common stock as consideration for the remaining value of the holder's Fairfield common share.

     Cendant has the right, exercisable at any time at least two business days prior to the closing of the merger, to pay cash for any Fairfield common shares instead of issuing CD common stock. Any increase in the amount of cash to be paid by Cendant will first be applied to shares for which a holder elected to receive cash but were subject to proration due to the aggregate cash elections by holders of Fairfield common shares exceeding the amount of cash payable by Cendant.

     If a holder fails to elect to receive cash or CD common stock, the holder will receive shares of CD common stock. Cendant will not issue fractional shares, and will pay cash in lieu of any fractional shares.

     At Cendant's option, immediately prior to completion of the merger, Fairfield will transfer to a newly formed, wholly owned subsidiary, certain of its assets and liabilities relating to Fairfield's real estate and vacation ownership interest development business. Cendant may require Fairfield to dispose of the common shares of the new subsidiary via a pro-rata distribution to each Fairfield stockholder or a transfer of such common shares to a third party, at Cendant's option, immediately prior to the completion of the merger. Such disposal will not create any adjustment to the consideration to be paid in the merger and is not a condition to the merger.

     In connection with entering into the Merger Agreement, Fairfield and Cendant entered into a Stock Option Agreement, dated November 1, 2000, pursuant to which Fairfield granted Cendant an option to purchase up to approximately 19.9% of the then-outstanding shares of Fairfield common shares exercisable in the circumstances specified in the Stock Option Agreement. In addition, certain holders of Fairfield common shares and Cendant entered into a Voting Agreement, dated November 1, 2000, whereby the holders agreed to vote the Fairfield common shares owned by them at the time of any shareholders meeting in favor of the merger and against any proposal to thwart the merger. That Voting Agreement initially applies to approximately 7.18 million issued and outstanding Fairfield common shares held by those holders and 1,375,000 Fairfield common shares issuable upon the exercise of outstanding options (of which 510,000 are exercisable within 60 days of November 1, 2000.)

     The foregoing description of the Merger Agreement and Stock Option Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and Stock Option Agreement, copies of which are filed as exhibits to this report and incorporated herein by this reference.

     Rights Agreement
     ----------------

     On November 1, 2000, the board of directors of Fairfield approved Amendment No. 2, dated as of November 1, 2000 (the "Amendment"), to the Rights Agreement, dated as of September 1, 1992, as amended, between Fairfield and The First National Bank of Boston (as successor to Society National Bank). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit to this report and incorporated herein by this reference. Copies of the Rights Agreement are available free of charge from Fairfield.

     Statements in this report (including the documents incorporated by reference in this report) include certain forward-looking statements. Many of those statements are identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should," and variations of these words and similar expressions. Forward-looking statements that we make are based on estimates, projections, beliefs and assumptions at the time of the statements and are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

     Actual future performance, outcomes and results may differ materially from those we expressed in forward-looking statements as a result of a number of risks, uncertainties and assumptions. Representative examples of these factors include (without limitation):

     .  general industry and economic conditions;

     .  interest rate trends;

     .  regulatory changes;

     .  availability of real estate properties;

     . competition from national hospitality companies and other competitive factors and pricing pressures;

     . an increase or decrease in the number of resort properties subject to the percentage-of-completion method of accounting which requires deferral of sales and profits on such projects to the extent that the construction is not substantially complete;

     .  shifts in customer demands;

     . changes in operating expenses, including employee wages, commission structures and related benefits;

     .  economic cycles;

     . the risk of us incurring an unfavorable judgment in any litigation or audit, and the impact of any related monetary or equity damages;

     . our lack of experience in markets where we have purchased land and are developing vacation ownership resorts for the first time;

     .  our success in hiring, training and retaining qualified employees; and

     . the continued availability of financing in the amounts and on the terms necessary to support our future business.

ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)    Exhibits:
       ---------

        Number                  Description
        ------                  -----------
         2.1            Agreement and Plan of Merger, dated as of November 1,
                        2000, by and among Cendant Corporation, Grand Slam
                        Acquisition Corp. and Fairfield Communities, Inc.

         2.2 Stock Option Agreement, dated as of November 1, 2000, between Fairfield Communities, Inc. and Cendant
                        Corporation

         2.3            Amendment No. 2, dated as of November 1, 2000, to the
                        Rights Agreement, dated as of September 1, 1992, as amended, between Fairfield Communities, Inc. and The
                        First National Bank of Boston, a/k/a Bank Boston, N.A.
                        and by succession Fleet National Bank (as successor to Society National Bank)

         99.1 Press Release, dated November 2, 2000 (previously filed under Rule 425 of the Securities Act of 1933 on November
                        3, 2000, and incorporated herein by reference.)

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              FAIRFIELD COMMUNITIES, INC.



                              By: /s/ Marcel J. Dumeny
                                  -----------------------------
                                  Name:  Marcel J. Dumeny
                                  Title:  Executive Vice President


Dated: November 14, 2000

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                               INDEX TO EXHIBITS
                               -----------------

        Number          Description
        ------          -----------
         2.1            Agreement and Plan of Merger, dated as of November 1,
                        2000, by and among Cendant Corporation, Grand Slam
                        Acquisition Corp. and Fairfield Communities, Inc.

         2.2 Stock Option Agreement, dated as of November 1, 2000, between Fairfield Communities, Inc. and Cendant
                        Corporation

         2.3            Amendment No. 2, dated as of November 1, 2000, to the
                        Rights Agreement, dated as of September 1, 1992, as amended, between Fairfield Communities, Inc. and The
                        First National Bank of Boston, a/k/a Bank Boston, N.A.
                        and by succession Fleet National Bank (as successor to Society National Bank)

         99.1 Press Release, dated November 2, 2000 (previously filed under Rule 425 of the Securities Act of 1933 on November
                        3, 2000, and incorporated herein by reference.)

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